EXHIBIT 99.1

FOR IMMEDIATE RELEASE
May 2, 2018

Mammoth Energy Services, Inc. Announces
First Quarter 2018 Operational and Financial Results

OKLAHOMA CITY, OKLAHOMA, May 2, 2018 - Mammoth Energy Services, Inc. ("Mammoth" or the "Company") (NASDAQ: TUSK) today reported financial and operational results for the three months ended March 31, 2018.

Key Highlights for the First Quarter 2018:

•
Total revenue was $494.2 million for the three months ended March 31, 2018, up 34% sequentially from $369.0 million for the three months ended December 31, 2017 and up 559% from $75.0 million for the three months ended March 31, 2017.

•
Net income for the three months ended March 31, 2018 was $55.5 million, a $10.4 million decrease from $65.9 million for the three months ended December 31, 2017 and an improvement of $60.5 million from a net loss of $5.0 million for the three months ended March 31, 2017. The three months ended December 31, 2017 included a provisional benefit of $31.0 million due to changes in tax policy as a result of the Tax Cut and Jobs Act ("Tax Act").

•
Adjusted EBITDA (as defined and reconciled below) was $130.8 million for the three months ended March 31, 2018, up 18% sequentially from $110.5 million for the three months ended December 31, 2017 and up 1,037% from $11.5 million for the three months ended March 31, 2017.

•	Reduced debt to $39.0 million as of March 31, 2018, which is down $60.9 million from December 31, 2017.

•
Executed two amendments to Mammoth subsidiary Cobra Acquisitions LLC's contract with the Puerto Rico Electric Power Authority ("PREPA") to aid in the restoration of the electric utility infrastructure in Puerto Rico, increasing the total contract value to approximately $945 million, up from $200 million originally.

•
Completed the expansion of Mammoth subsidiary Taylor Frac LLC's sand facility, increasing company-wide functional sand production capacity to approximately 4.0 million tons per year, up from 3.0 million tons per year at December 31, 2017.

Arty Straehla, Mammoth's Chief Executive Officer, stated, "The first quarter was challenging due to several factors including harsh working environments, severe winter weather and logistics issues, but our teams were able to overcome these obstacles and continue to execute at a high level. The first quarter of 2018 was our third sequential record quarter on an EBITDA basis, which was underpinned by the hard work performed by our teams in Puerto Rico. Debt was reduced by $61 million during the quarter, despite spending approximately $36 million on growth capital, highlighting our significant cash flow. The outlook for all of our operating divisions is strong and we intend to continue to grow both organically and through accretive acquisitions."

Pressure Pumping Services

Mammoth's pressure pumping division contributed revenues (inclusive of inter-segment revenues) of $101.1 million on 1,672 stages for the three months ended March 31, 2018, a 10% decrease from $111.9 million on 1,375 stages for the three months ended December 31, 2017 and a 149% increase from $40.6 million on 860 stages for the three months ended March 31, 2017.

The sequential decline in the first quarter of 2018 was a result of a combination of significant winter weather and sand logistics contraints.

Infrastructure Services

Mammoth's infrastructure services segment contributed revenues of $325.5 million for the three months ended March 31, 2018, a 56% increase from $209.2 million for the three months ended December 31, 2017. The infrastructure services segment did not generate revenues during the three months ended March 31, 2017.

During the first quarter of 2018, Cobra and PREPA amended the initial PREPA contract to increase the total contract amount by an additional $745.4 million.

Natural Sand Proppant Services

Mammoth's natural sand proppant division contributed revenues (inclusive of inter-segment revenues) of $51.0 million for the three months ended March 31, 2018, up 16% from $43.9 million for the three months ended December 31, 2017 and up 227% from $15.6 million for the three months ended March 31, 2017. The Company sold 735,584 tons of sand for the three months ended March 31, 2018, a 23% increase from 600,182 for the three months ended December 31, 2017 and a 187% increase from 255,865 for the three months ended March 31, 2017.

The Company completed the expansion of its Taylor Frac facility during the first quarter of 2018, increasing Mammoth's total processing capacity to approximately 4.0 million tons per year. The Company is currently upgrading certain equipment at its Piranha facility, which is expected to further increase Mammoth's total sand processing capacity to 4.4 million tons per year by mid 2018.

Contract Land and Directional Drilling Services

Mammoth's contract land and directional drilling services division contributed revenues (inclusive of inter-segment revenues) of $15.2 million for the three months ended March 31, 2018, an 11% increase from $13.7 million for the three months ended December 31, 2017 and a 41% increase from $10.8 million for the three months ended March 31, 2017. The average drilling day rate was $16,541, $15,964 and $14,400, respectively, for the three months ended March 31, 2018, December 31, 2017 and March 31, 2017.

Mammoth anticipates that it will operate, on average, five to six rigs throughout 2018.

Other Services

Mammoth's other services, including coil tubing, pressure control, flowback, cementing, equipment rentals and remote accommodations, contributed revenues (inclusive of inter-segment revenues) of $22.9 million for the three months ended March 31, 2018, a 51% increase from $15.2 million for the three months ended December 31, 2017 and a 157% increase from $8.9 million for the three months ended March 31, 2017. The increase in revenues was primarily due to increase in utilization.

Selling, General and Administrative Expenses

Selling, general and administrative ("SG&A") expenses increased to $38.5 million for the three months ended March 31, 2018 from $27.4 million for the three months ended December 31, 2017 and $6.7 million for the three months ended March 31, 2017. The increase is primarily attributable to increased bad debt expense and increased compensation and benefits.
SG&A expenses, as a percentage of total revenue, were 8% for the three months ended March 31, 2018 compared to 7% for the three months ended December 31, 2017 and 9% for the three months ended March 31, 2017.

Liquidity

As of March 31, 2018, Mammoth had cash on hand totaling $10.4 million and borrowings outstanding under its revolving credit facility of $39.0 million. As of March 31, 2018, the Company had approximately $123.7 million of available borrowing capacity under its revolving credit facility, after giving effect to $6.5 million of outstanding letters of credit.

Capital Expenditures

The following table summarizes Mammoth's capital expenditures by operating division for the periods indicated (in thousands):

	Three Months Ended
	March 31,		December 31,
	2018	2017	2017
Pressure pumping services(a)	$7,866	$28,665	$12,870
Infrastructure services(b)	15,778	—	8,131
Natural sand proppant services(c)	5,700	175	8,478
Contract and directional drilling services(d)	3,618	2,269	669
Other services (e)	2,812	1	1,431
Net change in cash	$35,774	$31,110	$31,579

a.	Capital expenditures primarily for pressure pumping equipment for the three months ended March 31, 2018, March 31, 2017 and December 31, 2017.
b.     Capital expenditures primarily for trucks and other equipment for the three months ended March 31, 2018 and December 31, 2017.
c.    Capital expenditures primarily for plant upgrades for the three months ended March 31, 2018 and December 31, 2017.

d.	Capital expenditures primarily for upgrades to our rig fleet for the three months ended March 31, 2018, March 31, 2017 and December 31, 2017.
e.    Capital expenditures primarily for equipment for our rental business for the three months ended March 31, 2018 and December 31, 2017.

Explanatory Note Regarding Financial Information

The financial information contained in this release should be read in conjunction with the financial information contained in Mammoth’s Annual Report filed on Form 10-K with the Securities and Exchange Commission ("SEC") on February 28, 2018, Current Reports on Form 8-K and other filings.

The Company's Chief Executive Officer and Chief Financial Officer comprise the Company's Chief Operating Decision Maker function ("CODM"). Segment information is prepared on the same basis that the CODM manages the segments, evaluates the segment financial statements and makes key operating and resource utilization decisions. Segment evaluation is determined on a quantitative basis based on a function of operating income (loss) as well as a qualitative basis, such as nature of the product and service offerings and types of customers.

On June 5, 2017, the Company completed the acquisition of (1) Sturgeon Acquisitions, LLC and its wholly owned subsidiaries Taylor Frac LLC, Taylor RE, LLC and South River, LLC (collectively, "Sturgeon"); (2) Stingray Energy Services and (3) Stingray Cementing (together with Stingray Energy Services, the “Stingray Acquisition”) in exchange for the issuance by Mammoth of an aggregate of 7,000,000 shares of its common stock.

Prior to the acquisition, the Company and Sturgeon were under common control and it is required under accounting principles generally accepted in the Unites States of America ("GAAP") to account for this common control acquisition in a manner similar to the pooling of interest method of accounting. Therefore, the Company's historical financial information has been recast to combine Sturgeon with the Company as if the acquisition had been completed at commencement of Sturgeon's operations on September 13, 2014.

Conference Call Information

Mammoth will host a conference call on Thursday, May 3, 2018 at 10:00 a.m. CST (11:00 am EST) to discuss its first quarter 2018 financial and operational results. The telephone number to access the conference call is 844-265-1561 in the U.S. and the international dial in is 216-562-0385. The conference ID for the call is 4096257. The conference call will also be webcast live on www.mammothenergy.com in the “Investors” section.

About Mammoth Energy Services, Inc.

Mammoth is an integrated, growth-oriented energy service company serving (i) companies engaged in the exploration and development of North American onshore unconventional oil and natural gas reserves and (ii) government-funded utilities, private utilities, public investor-owned utilities and co‑operative utilities through its energy infrastructure services division. Mammoth’s suite of services and products include: pressure pumping services, infrastructure services, natural sand and proppant services, contract land and directional drilling services and other services. For additional information about Mammoth, please visit its website at www.mammothenergy.com, where Mammoth routinely posts announcements, updates, events, investor information and presentations and recent news releases.

Investor Contact:
Don Crist
Director of Investor Relations
dcrist@mammothenergy.com
405-608-6048

Media Contact:
Peter Mirijanian
peter@pmpadc.com
(202) 464-8803

Forward-Looking Statements and Cautionary Statements

This news release (and any oral statements made regarding the subjects of this release, including on the conference call announced herein) contains certain statements and information that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “plan,” “estimate,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely,” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include statements, estimates and projections regarding our business outlook and plans, future financial position, liquidity and capital resources, operations, performance, acquisitions, returns, capital expenditure budgets, costs and other guidance regarding future developments. Forward-looking statements are not assurances of future performance. These forward-looking statements are based on management’s current expectations and beliefs, forecasts for our existing operations, experience, and perception of historical trends, current conditions, anticipated future developments and their effect on us, and other factors believed to be appropriate. Although management believes that the expectations and assumptions reflected in these forward-looking statements are reasonable as and when made, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all). Moreover, our forward-looking statements are subject to significant risks and uncertainties, including those described in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings we make with the SEC, including those relating to our acquisitions and our contracts, many of which are beyond our control, which may cause actual results to differ materially from our historical experience and our present expectations or projections which are implied or expressed by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, risks relating to economic conditions; volatility of crude oil and natural gas commodity prices; delays in or failure of delivery of current or future orders of specialized equipment; the loss of or interruption in operations of one or more key suppliers or customers; solvency of counterparties to our contracts and their ability to timely pay for our services; oil and gas market conditions; the effects of government regulation, permitting and other legal requirements, including new legislation or regulation of hydraulic fracturing; operating risks; the adequacy of our capital resources and liquidity; weather; litigation; competition in the oil and natural gas and infrastructure industries; and costs and availability of resources.

Investors are cautioned not to place undue reliance on any forward-looking statement which speaks only as of the date on which such statement is made. We undertake no obligation to correct, revise or update any forward-looking statement after the date such statement is made, whether as a result of new information, future events or otherwise, except as required by applicable law.

MAMMOTH ENERGY SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

ASSETS	March 31,	December 31,
	2018	2017
CURRENT ASSETS	(in thousands)
Cash and cash equivalents	$10,447	$5,637
Accounts receivable, net	243,913	243,746
Receivables from related parties	46,338	33,788
Inventories	12,189	17,814
Prepaid expenses	12,030	12,552
Other current assets	1,112	886
Total current assets	326,029	314,423

Property, plant and equipment, net	365,757	351,017
Sand reserves	74,682	74,769
Intangible assets, net - customer relationships	7,436	9,623
Intangible assets, net - trade names	6,296	6,516
Goodwill	99,811	99,811
Deferred income tax asset	16,829	6,739
Other non-current assets	4,245	4,345
Total assets	$901,085	$867,243
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$151,509	$141,306
Payables to related parties	2,228	1,378
Accrued expenses and other current liabilities	42,919	40,895
Income taxes payable	62,272	36,409
Total current liabilities	258,928	219,988

Long-term debt	39,000	99,900
Deferred income tax liabilities	31,897	34,147
Asset retirement obligation	3,124	2,123
Other liabilities	3,999	3,289
Total liabilities	336,948	359,447

COMMITMENTS AND CONTINGENCIES

EQUITY
Equity:
Common stock, $0.01 par value, 200,000,000 shares authorized, 44,714,296 and 44,589,306 issued and outstanding at March 31, 2018 and December 31, 2017, respectively	447	446
Additional paid in capital	509,265	508,010
Retained earnings	57,547	2,001
Accumulated other comprehensive loss	(3,122)	(2,661)
Total equity	564,137	507,796
Total liabilities and equity	$901,085	$867,243

MAMMOTH ENERGY SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (unaudited)

	Three Months Ended
	March 31,		December 31,
	2018	2017	2017
	(in thousands, except per share amounts)
REVENUE
Services revenue	$408,659	$27,092	$315,545
Services revenue - related parties	49,088	32,962	31,639
Product revenue	25,040	3,372	18,024
Product revenue - related parties	11,462	11,540	3,755
Total revenue	494,249	74,966	368,963

COST AND EXPENSES
Services cost of revenue (exclusive of depreciation, depletion, amortization and accretion of $24,575, $15,838 and $25,044, respectively, for the three months ended March 31, 2018, March 31, 2017 and December 31, 2017)	290,979	45,461	198,201
Services cost of revenue - related parties (exclusive of depreciation, depletion, amortization and accretion of $0, $0 and $0, respectively, for the three months ended March 31, 2018, March 31, 2017 and December 31, 2017)	1,792	430	707
Product cost of revenue (exclusive of depreciation, depletion, amortization and accretion of $2,314, $1,362 and $2,790, respectively, for the three months ended March 31, 2018, March 31, 2017 and December 31, 2017)	33,330	12,607	33,290
Selling, general and administrative	38,082	6,413	26,931
Selling, general and administrative - related parties	429	324	495
Depreciation, depletion, amortization and accretion	26,908	17,237	27,770
Impairment of long-lived assets	—	—	4,146
Total cost and expenses	391,520	82,472	291,540
Operating income (loss)	102,729	(7,506)	77,423

OTHER (EXPENSE) INCOME
Interest expense, net	(1,237)	(397)	(1,381)
Other, net	(28)	(184)	28
Total other expense	(1,265)	(581)	(1,353)
Income (loss) before income taxes	101,464	(8,087)	76,070
Provision (benefit) for income taxes	45,918	(3,106)	10,155
Net income (loss)	$55,546	$(4,981)	$65,915

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment, net of tax of $186, $20 and ($167), respectively, for the three months ended March 31, 2018, March 31, 2017 and December 31, 2017	(461)	228	(482)
Comprehensive income (loss)	$55,085	$(4,753)	$65,433

Net income (loss) per share (basic)	$1.24	$(0.13)	$1.48
Net income (loss) per share (diluted)	$1.24	$(0.13)	$1.48
Weighted average number of shares outstanding (basic)	44,650	37,500	44,579
Weighted average number of shares outstanding (diluted)	44,884	37,500	44,683

MAMMOTH ENERGY SERVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Three Months Ended
	March 31,
	2018	2017
	(in thousands)
Cash flows from operating activities:
Net income (loss)	$55,546	$(4,981)
Adjustments to reconcile net loss to cash provided by operating activities:
Equity based compensation	1,256	570
Depreciation, depletion, accretion and amortization	26,908	17,237
Amortization of coil tubing strings	565	492
Amortization of debt origination costs	100	151
Bad debt expense	25,527	(41)
Gain on disposal of property and equipment	(184)	(79)
Deferred income taxes	(12,117)	(3,801)
Changes in assets and liabilities, net of acquisitions of businesses:
Accounts receivable, net	(25,722)	(4,357)
Receivables from related parties	(12,550)	(4,842)
Inventories	5,060	(466)
Prepaid expenses and other assets	294	77
Accounts payable	8,302	13,302
Payables to related parties	851	451
Accrued expenses and other liabilities	1,636	733
Income taxes payable	25,851	(28)
Net cash provided by operating activities	101,323	14,418

Cash flows from investing activities:
Purchases of property and equipment	(35,176)	(31,110)
Purchases of property and equipment from related parties	(598)	—
Proceeds from disposal of property and equipment	286	369
Net cash used in investing activities	(35,488)	(30,741)

Cash flows from financing activities:
Borrowings from lines of credit	31,000	—
Repayments of lines of credit	(91,900)	—
Repayments of equipment financing note	(72)	—
Net cash used in financing activities	(60,972)	—
Effect of foreign exchange rate on cash	(53)	11
Net change in cash and cash equivalents	4,810	(16,312)
Cash and cash equivalents at beginning of period	5,637	29,239
Cash and cash equivalents at end of period	$10,447	$12,927

Supplemental disclosure of cash flow information:
Cash paid for interest	$1,442	$254
Cash paid for income taxes	$32,184	$701
Supplemental disclosure of non-cash transactions:
Purchases of property and equipment included in trade accounts payable	$16,558	$9,346

MAMMOTH ENERGY SERVICES, INC.
SEGMENT INCOME STATEMENTS (unaudited)
(in thousands)

Three months ended March 31, 2018	Pressure Pumping	Infrastructure	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$96,579	$325,459	$36,503	$15,228	$20,480	$—	$494,249
Intersegment revenues	4,559	—	14,512	2	2,415	(21,488)	—
Total revenue	101,138	325,459	51,015	15,230	22,895	(21,488)	494,249
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	66,612	194,076	33,330	14,475	17,608	—	326,101
Intersegment cost of revenues	15,402	1,791	4,286	162	105	(21,746)	—
Total cost of revenue	82,014	195,867	37,616	14,637	17,713	(21,746)	326,101
Selling, general and administrative	2,663	31,851	1,644	1,253	1,100	—	38,511
Depreciation, depletion, amortization and accretion	13,986	2,407	2,316	4,355	3,844	—	26,908
Operating income (loss)	2,475	95,334	9,439	(5,015)	238	258	102,729
Interest expense	504	76	80	395	182	—	1,237
Other expense	12	2	(13)	40	(13)	—	28
Income (loss) before income taxes	$1,959	$95,256	$9,372	$(5,450)	$69	$258	$101,464
Total expenditures for property, plant and equipment	$7,866	$15,778	$5,700	$3,618	$2,812	$—	$35,774

Three months ended March 31, 2017	Pressure Pumping	Infrastructure	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$40,453	$—	$14,912	$10,751	$8,850	$—	$74,966
Intersegment revenues	187	—	685	—	—	(872)	—
Total revenue	40,640	—	15,597	10,751	8,850	(872)	74,966
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	28,707	86	12,608	10,953	6,144	—	58,498
Intersegment cost of revenues	685	—	187	—	—	(872)	—
Total cost of revenue	29,392	86	12,795	10,953	6,144	(872)	58,498
Selling, general and administrative	1,777	48	2,058	1,293	1,561	—	6,737
Depreciation, depletion, amortization and accretion	9,158	—	1,363	4,968	1,748	—	17,237
Operating income (loss)	313	(134)	(619)	(6,463)	(603)	—	(7,506)
Interest expense	128	—	133	217	(81)	—	397
Other expense	3	—	14	164	3	—	184
Income (loss) before income taxes	$182	$(134)	$(766)	$(6,844)	$(525)	$—	$(8,087)
Total expenditures for property, plant and equipment	$28,665	$—	$175	$2,269	$1	$—	$31,110

MAMMOTH ENERGY SERVICES, INC.
SEGMENT INCOME STATEMENTS (unaudited)
(in thousands)

Three Months Ended December 31, 2017	Pressure Pumping	Infrastructure	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$111,244	$209,229	$21,779	$13,208	$13,503	$—	$368,963
Intersegment revenues	617	—	22,167	446	1,708	(24,938)	—
Total revenue	111,861	209,229	43,946	13,654	15,211	(24,938)	368,963
Cost of revenues, exclusive of depreciation, depletion, amortization and accretion	65,594	108,289	33,289	12,117	12,909	—	232,198
Intersegment cost of revenues	22,928	1,443	373	101	58	(24,903)	—
Total cost of revenue	88,522	109,732	33,662	12,218	12,967	(24,903)	232,198
Selling, general and administrative	2,810	20,365	1,875	1,406	970	—	27,426
Depreciation, depletion, amortization and accretion	13,590	1,805	2,791	4,657	4,927	—	27,770
Impairment of long-lived assets	—	—	324	3,822	—	—	4,146
Operating income (loss)	6,939	77,327	5,294	(8,449)	(3,653)	(35)	77,423
Interest expense	599	168	107	467	40	—	1,381
Other, net	2	(4)	(40)	(6)	20	—	(28)
Income (loss) before income taxes	$6,338	$77,163	$5,227	$(8,910)	$(3,713)	$(35)	$76,070
Total expenditures for property, plant and equipment	$12,870	$8,131	$8,478	$669	$1,431	$—	$31,579

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of the Company's financial statements, such as industry analysts, investors, lenders and rating agencies. Mammoth defines Adjusted EBITDA as net income (loss) before depreciation, depletion, amortization and accretion expense, impairment of long-lived assets, acquisition related costs, equity based compensation, interest expense, net, other (income) expense, net (which is comprised of the (gain) or loss on disposal of long-lived assets) and provision (benefit) for income taxes. The Company excludes the items listed above from net income (loss) in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within the energy service industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income (loss) or cash flows from operating activities as determined in accordance with GAAP or as an indicator of Mammoth's operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA. Mammoth's computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. The Company believes that Adjusted EBITDA is a widely followed measure of operating performance and may also be used by investors to measure its ability to meet debt service requirements.

The following tables provide a reconciliation of Adjusted EBITDA to the GAAP financial measure of net income (loss) on a consolidated basis and for each of the Company's segments (in thousands):

Consolidated

	Three Months Ended
	March 31,		December 31,
Reconciliation of Adjusted EBITDA to net income (loss):	2018	2017	2017
Net income (loss)	$55,546	$(4,981)	$65,915
Depreciation, depletion, accretion and amortization expense	26,908	17,237	27,770
Impairment of long-lived assets	—	—	4,146
Acquisition related costs	(46)	1,247	51
Equity based compensation	1,256	570	1,093
Interest expense, net	1,237	397	1,381
Other expense, net	28	184	(28)
Provision (benefit) for income taxes	45,918	(3,106)	10,155
Adjusted EBITDA	$130,847	$11,548	$110,483

Pressure Pumping Services

	Three Months Ended
	March 31,		December 31,
Reconciliation of Adjusted EBITDA to net income (loss):	2018	2017	2017
Net income	$1,959	$182	$6,338
Depreciation and amortization expense	13,986	9,158	13,590
Equity based compensation	418	271	438
Interest expense	504	128	599
Other expense, net	12	3	2
Adjusted EBITDA	$16,879	$9,742	$20,967

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Infrastructure Services

	Three Months Ended
	March 31,		December 31,
Reconciliation of Adjusted EBITDA to net income (loss):	2018	2017	2017
Net income (loss)	$47,299	$(134)	$47,873
Depreciation and amortization expense	2,407	—	1,805
Acquisition related costs	(8)	—	8
Equity based compensation	457	—	316
Interest expense	76	—	168
Other expense (income), net	2	—	(4)
Provision for income taxes	47,957	—	29,290
Adjusted EBITDA	$98,190	$(134)	$79,456

Natural Sand Proppant Services

	Three Months Ended
	March 31,		December 31,
Reconciliation of Adjusted EBITDA to net income (loss):	2018	2017	2017
Net income (loss)	$9,372	$(766)	$5,263
Depreciation, depletion, accretion and amortization expense	2,316	1,363	2,791
Impairment of long-lived assets	—	—	324
Acquisition related costs	(38)	1,038	42
Equity based compensation	186	70	184
Interest expense	80	133	107
Other (income) expense, net	(13)	14	(40)
Benefit for income taxes	—	—	(36)
Adjusted EBITDA	$11,903	$1,852	$8,635

Contract Land and Directional Drilling Services

	Three Months Ended
	March 31,		December 31,
Reconciliation of Adjusted EBITDA to net loss:	2018	2017	2017
Net loss	$(5,450)	$(6,844)	$(8,910)
Depreciation expense	4,355	4,968	4,657
Impairment of long-lived assets	—	—	3,822
Acquisition related costs	—	22	—
Equity based compensation	107	112	77
Interest expense, net	395	217	467
Other expense (income), net	40	164	(6)
Adjusted EBITDA	$(553)	$(1,361)	$107

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Other Services(a)

	Three Months Ended
	March 31,		December 31,
Reconciliation of Adjusted EBITDA to net income:	2018	2017	2017
Net income	$2,107	$2,581	$15,386
Depreciation and amortization expense	3,844	1,748	4,927
Acquisition related costs	—	187	2
Equity based compensation	89	117	77
Interest expense (income), net	182	(81)	40
Other (income) expense, net	(13)	3	20
Benefit for income taxes	(2,038)	(3,106)	(19,099)
Adjusted EBITDA	$4,171	$1,449	$1,353

(a) Includes results for the Company's coil tubing, pressure control, flowback, cementing, equipment rentals and remote accommodations services and corporate related activities.